UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

CONSOLIDATED GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 20, 2010, we entered into a new Credit Agreement (the “Credit Agreement”), which effectively amended and restated our existing primary bank credit facility, with JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as co-lead arranger and sole book runner, Wells Fargo Bank, N.A., as syndication agent and co-lead arranger, and the lenders party thereto. See Item 2.03 bellow for a general description of the terms of the Credit Agreement.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRAGNEMENT OF A REGISTRANT

The Credit Agreement, which matures on October 6, 2014, provides for a revolving credit facility of $285,000,000, which includes a $30,000,000 letter of credit sub-facility. Borrowings under the Credit Agreement are secured by substantially all of our assets other than real estate and certain equipment subject to term equipment notes and other financings. In addition, the borrowings are unconditionally guaranteed by the domestic subsidiaries of the Company. The proceeds from borrowings under the Credit Agreement can be used to repay certain indebtedness, finance certain acquisitions, provide for working capital and general corporate purposes and, subject to certain restrictions, fund the repurchase of our common stock. We are subject to certain covenants and restrictions and we must meet certain financial tests as defined in the Credit Agreement.

The Credit Agreement requires us to pay interest periodically at either (1) the London Interbank Offered Rate (LIBOR) plus a margin of 1.375% to 2.75%, or (2) an alternate base rate (based upon the greater of (i) the administrative agent bank’s prime lending rate, (ii) the sum of the LIBOR rate for a one-month interest period plus one and one-half percent (1-1/2%) or (iii) the sum of the Federal Funds effective rate plus 1/2% per annum). We are also required to pay an annual commitment fee ranging from 0.25% to 0.50% on available but unused amounts under the Credit Agreement. The interest rate margin and the commitment fee is determined based on our consolidated leverage ratio set forth in the Credit Agreement and are set quarterly. Based upon the Company’s current consolidated leverage ratio, the applicable margin on alternate base rate loans is 0.125%, margin on LIBOR based loans is 1.625% and the commitment fee is 0.25% on available but unused amounts.

The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company and/or certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations, and certain restrictive financial covenants. If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The administrative agent for the Credit Agreement, the lenders thereunder and certain affiliates provide, and may in the future provide, certain commercial banking, financial advisory, trustee and investment banking services to the Company and its affiliates, for which they receive customary fees.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the Credit Agreement filed herewith as Exhibit 10.1.

As of August 20, 2010, borrowings outstanding under the Credit Agreement were $115,000,000.

ITEM — 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed herewith:

10.1
Credit Agreement dated as of August 20, 2010, between Consolidated Graphics, Inc., JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as co-lead arranger and sole book runner, Wells Fargo Bank, N.A., as syndication agent and co-lead arranger, and the lenders and guarantors party thereto.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

By: /s/ Jon C. Biro
Jon C. Biro
Executive Vice President and Chief Financial
and Accounting Officer

Date: August 20, 2010

Exhibit Index

Exhibit Number	Description
10.1	Credit Agreement dated as of August 20, 2010, between Consolidated Graphics, Inc., JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as co-lead arranger and sole book runner, Wells Fargo Bank, N.A., as syndication agent and co-lead arranger, and the lenders and guarantors party thereto.